Investor Presentation

Safe Harbor Statement This presentation contains forward-looking statements concerning our approved products and product development, our technology, our competitors, our intellectual property, our financial condition and our plans for research and development programs that involve risks, uncertainties and assumptions. These statements are based on the current estimates and assumptions of the management of Cumberland Pharmaceuticals as of the date of this presentation and are subject to uncertainty and changes in circumstances. Given these uncertainties, you should not place undue reliance upon these forward- looking statements. Such forward-looking statements are subject to risks, uncertainties, assumptions and other factors that may cause the actual results of Cumberland Pharmaceuticals to be materially different from those reflected in such forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others, those set forth under the headings "Risk factors" and "Management's discussion and analysis of financial condition and results of operations" in our Form 10-K and Form 10-Q Reports on file with the SEC. The Company does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. All statements contained in this presentation are made only as of the date of this presentation 2

Company Overview • Specialty pharmaceutical company • Portfolio of seven FDA approved products • Promoted by two national sales forces • Several near-term catalysts for new growth opportunities • Four Phase II products in development with upcoming study milestones • Proven record of successful product development and product acquisition • Strong financial position and positive net cash flows from operations 3

Marketed Brands HOSPITAL Acetadote® (Acetaminophen Toxicity) Caldolor® (Pain and Fever) Vaprisol® (Hyponatremia) Ethyol® (Amifostine) Totect® (Dexrazoxane) GASTROENTEROLOGY Kristalose® (Acute/Chronic Constipation) Omeclamox®-Pak (H. pylori) 4

• IV treatment for acetaminophen overdose • Developed and registered by Cumberland • Acetaminophen is the leading cause of poisoning in the U.S.* • Acetadote now standard of care • Cumberland offers both Brand and Authorized Generic • Favorable court rulings upholding patents • Maintaining signiﬁcant market share *National Poison Data System, American Association of Poison Centers 5

• Patented, injectable formulation of ibuprofen • Developed and registered by Cumberland • First injectable approved in the US for pain & fever • Unresolved pain remains leading cause for hospital readmissions, with a total market potential of over 700M units* • Signiﬁcant data supports pre-op management of inﬂammation • Pediatric labeling approved by FDA and launched *Symphony Source Health 6

• Re-launch of an FDA-approved oncology hospital brand • Protects against the harmful effects of cancer treatments • Protects the patient’s healthy tissue, not the tumor • Indicated for use with head & neck and ovarian cancers • Potential to become Cumberland’s largest selling brand 8

• FDA-approved oncology hospital brand • Indicated to treat toxic effects of extravasation (leakage) associated with anthracycline chemotherapy • Can limit damage from extravasation and enable patients to continue treatment • Anthracyclines are widely used in the treatment of breast cancer, soft tissue sarcomas, and lymphomas

Portfolio Expansion Strategy PRODUCT PORTFOLIO ACQUIRE Under-Promoted, Approved Brands IDENTIFY Late Stage Candidates EXPAND Existing Products DEVELOP Early-Stage Candidates 10

Ifetroban Overview • A potent, selective antagonist of thromboxane receptor (TPr) • Initially developed by Bristol-Myers Squibb as an anti-platelet agent • Safety is well-established in 26 clinical studies with over 1,300 subjects • Cumberland is collaborating with Vanderbilt, Harvard, Scripps and other academic centers • Cumberland successfully manufactures both IV and oral formulations 11

Rationale for Ifetroban Ifetroban Inhibits The Thromboxane Receptor (TPr): • Antagonist of smooth muscle contraction, platelet aggregation, and inflammation • New data also demonstrates impact on fibrosis Hepatorenal Syndrome: Renal Vasoconstriction, Liver Inflammation, & Fibrosis Aspirin Exacerbated Respiratory Disease (AERD): Airway Constriction, Vasoconstriction, & Cellular Infiltration/Inflammation Systemic Sclerosis: Vasoconstriction, Autoimmune Inflammatory Process, & Fibrosis Portal Hypertension: Endothelial Dysfunction, Liver Fibrosis, & Inflammation 12

Hepatoren® in HRS • Patients with HRS have severe multi-organ dysfunction • No FDA approved treatment for this unmet medical need • Orphan Drug candidate, with an estimated patient population of 175,000 • Cumberland has completed initial Phase IIA study • Ifetroban was well-tolerated across all doses with no safety concerns • Showed signals of improved kidney function 13

Boxaban® in AERD 14 • Chronic condition characterized by asthma, sinus infections, and nasal polyps • No FDA approved treatment for this unmet medical need • Potential Orphan Drug candidate • Cumberland has completed initial Phase IIA study • Ifetroban was well-tolerated with no safety concerns • Showed signals of efficacy and improved respiratory function

Vasculan® in SSc • Chronic, life-threatening multi-system autoimmune • Highest death rate of any autoimmune disease • No FDA approved treatment for this unmet medical need • Orphan Drug candidate, with an estimated patient population of 165,000 • Cumberland is currently conducting an initial Phase IIA study 15

Portaban™ in PH 16 • The most serious complications of liver cirrhosis • Median survival is 6 years from diagnosis • No FDA approved treatment for this unmet medical need • Orphan Drug candidate, with an estimated patient population of 100,000 • Cumberland is currently conducting an initial Phase IIA study

Ifetroban Development Pipeline Preclinical IND Phase I NDA Phase II Safety PK Phase Il Efficacy Phase III Hepatoren® (hepatorenal syndrome) Boxaban® (aspirin-exacerbated respiratory disease) Vasculan™ (systemic sclerosis) Portaban™ (portal hypertension) Phase II Study Data is Next Milestone Anti-fibrosis Anti-inflammatory Existing Safety Profile of >1,300 Patients

Financial Overview

($ in millions)	3Q 2017	YTD 2017
Net Revenues	$11.2	$29.5
Cost of Products Sold	2.2	5.2
Gross Profit	**$9.0**	**$24.3**
Selling & Marketing	$6.2	$16.2
Research & Development	0.9	2.9
General Administrative	2.1	6.6
Amortization	0.6	1.8
Operating Income (Loss)	($0.8)	($3.2)
Adjusted Earnings	**$0.1**	**$0.4**
Adjusted Earnings Per Share	$0.01	$0.02

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Summary Balance Sheet ($ IN MILLIONS) FY as of Sept 30, 2017 T O TA L A S S E T S $ 9 0 . 4 C A S H & S E C U R I T I E S 5 0 . 1 T O TA L D E B T 8 . 0 R E TA I N E D E A R N I N G S 1 2 . 5 TO TA L E Q U I T Y *Continued Share Repurchase Program *Tax carry forward credits of $44 million available 6 5 . 1 19

Cumberland Moving Forward Diverse product portfolio focused in large and growing markets Proven development and commercialization capabilities Various initiatives in place to support near-term growth Four Phase II products in development with upcoming study milestones Strong network of strategic partnerships Strong financial position with positive net cash flows from operations 20

Investor Presentation

Appendix

• Unique crystalline formulation of lactulose • Prescription strength laxative • Clinically proven increases in patient satisfaction • Acquired from Mylan Laboratories • Repositioned to reflect branded status • New pricing allowed co-pay support • Expanding Managed Care coverage 23

• IV treatment for hyponatremia • Patented, branded hospital product • Delivered in a pre-mixed bag • Promotes free water secretion in hospitalized patients suffering from an imbalance of sodium and water levels • Condition results from a variety of critical care conditions including ICU, neurology, nephrology, & oncology • Acquired from Astellas 24

9 8 Pills Per Day H. pylori Treatment for patients with duodenal ulcer disease Newest treatment for Helicobactor pylori (H. pylori) a frequent cause of stomach ulcers A triple therapy brand • Omeprazole (Prilosec) • Clarithromycin • Amoxicillin Requires fewer pills than other products that treat H. pylori Shorter course of therapy enhances compliance 25

Partnership Strategy Slide Streamline Operational Effectiveness and Expanding Market Penetration via Partnerships U.S. distribution partnership with Cardinal Health Strategic alliance for brand representation with the U.S. Co-Promotional partnership to expand our hospital coverage across the U.S. 26 Co-Promotional partnership to expand medical specialties covered in support of Kristalose

International Network Bringing our medicines to patients throughout the world through a growing network of distinguished international partners 27